Exhibit 99.1   Press Release to be released on March 28, 2003.

MICROTUNE CONTACTS: CHIEF FINANCIAL OFFICER Nancy A. Richardson Microtune, Inc. 972-673-1850 investor@microtune.com	MEDIA Kathleen Padula Microtune, Inc. 972-673-1811 kathleen.padula@microtune.com

THREE-FIVE CONTACT: CORPORATE RELATIONS & MEDIA Elizabeth A. Sharp Three-Five Systems, Inc. 602-389-8835 lsharp@35sys.com

MICROTUNE AND THREE-FIVE SYSTEMS
FORM STRATEGIC MANUFACTURING ALLIANCE

PLANO, TEXAS, MARCH 28, 2003 – Microtune®, Inc. (NASDAQ:TUNE) and Three-Five Systems®, Inc. (NYSE:TFS) announced today that the companies have signed an agreement whereby TFS will manufacture, assemble and test Microtune’s radio frequency (RF) tuner modules and wireless module products in TFS’ existing manufacturing facility in Manila, Philippines. The alliance combines Microtune’s radio frequency (RF) product design and development expertise with TFS’ high-volume offshore manufacturing and extended design and manufacturing services to produce cost-optimized, quality-driven RF module subsystems.

Microtune is a silicon and systems supplier of RF enabling technology for the broadband communications, transportation electronics and wireless connectivity markets. Its product portfolio includes silicon tuners, amplifiers and upconverters, as well as production-ready subsystems for cable modem, automotive and airline entertainment, digital television and Bluetooth™ applications. TFS is a full-service, global provider of design and manufacturing services. The company maintains high-volume, state-of-the-art facilities and equipment in Manila, Philippines and Beijing, China.

As part of the agreement, which takes effect on March 31, 2003, Microtune will sell the equipment and inventory of its Philippines’ manufacturing facility to TFS and contract with TFS to provide 100 percent of Microtune’s current demand for fully-assembled RF subsystems. TFS will also hire 450 to 500 Microtune employees in Manila, and transfer those employees to TFS’ nearby manufacturing facility. After qualifications are complete for the TFS facility, Microtune plans to close its Manila manufacturing facility.

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“We believe that this strategic manufacturing alliance is a win/win for our company, for TFS, and most importantly, for our customers,” explained Douglas J. Bartek, Chairman and CEO of Microtune. “It permits Microtune to concentrate our energy and resources on RF technology innovation and advanced product development. This is the core competency of Microtune and is evidenced by the fact that we currently hold 24 patents covering our radio frequency (RF) technology with more than 50 patent applications pending. Our relationship with TFS will allow us to continue our focus on this technology and still drive improvements in our operational results. TFS has extensive manufacturing capabilities and experience that we believe will provide continuous improvement in the quality, reliability, and delivery of products to our customers.”

TFS anticipates that the equipment, purchased for approximately $2.8 million, will be transferred to its Manila operations and that volume production will commence during the second quarter of 2003. TFS will also purchase some inventory of Microtune. As a result of the alliance, TFS expects that total 2003 revenue for its ISD division will be in the range of $150 to $170 million.

“We have a history at TFS of manufacturing products to the most stringent customer standards based on proven design, development, and quality systems. In 2002, we acquired ETMA in Redmond, Washington and added EMS capabilities that allowed us to win business with new customers, such as Microtune. We are pleased to be partnering with Microtune in providing a full-service manufacturing center that can meet the requirements of its new and existing RF module customers,” said Jack Saltich, Three-Five’s CEO and president. “We look forward to this relationship with Microtune. We expect it will allow each of our companies to focus on its strengths, and it will further allow TFS to eventually offer an expanded set of design and development capabilities, namely RF expertise, to its own customer base.”

ABOUT THREE-FIVE SYSTEMS

Three-Five Systems, Inc. is a worldwide supplier and recognized leader in engineering and manufacturing services to original equipment manufacturers (OEMs). Through its Integrated Systems & Displays division, TFS offers full service engineering and manufacturing with a special emphasis on display products and systems. The ISD division also has a broad range of display products including monochrome and color LCD components, organic light emitting displays (OLEDs), and CRT and flat panel monitors. Through its Microdisplay division, the company offers discrete microdisplay devices through completely integrated microdisplay engine solutions based on its liquid crystal on silicon (LCoS™) microdisplays. Examples of applications for TFS’ products and services include handheld devices, test and measurement devices, medical instrumentation, customized CRT and flat panel monitors, wearable computers, high-definition televisions, and multimedia projectors. TFS drives new product development activities using internal capabilities, leveraging industry partnerships, and through its David R. Buchanan LCD laboratory, which is solely dedicated to the development of LCoS microdisplays. The company’s Web site is located at www.threefive.com.

About Microtune

Microtune, Inc. is a leading silicon and systems company that designs, manufactures and markets radio frequency (RF)-based solutions for the global broadband communications, automotive electronics and wireless connectivity markets. Inventors of the MicroTuner single-chip broadband tuner, the Company offers a portfolio of advanced tuner, amplifier, transceiver and wireless products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 24 U.S. patents for its technology, with more than 50 applications pending approval that span its RF and wireless products, containing more than 2000 supporting claims. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design, manufacturing and sales centers located around the world. The web site is www.microtune.com.

Microtune is traded on the NASDAQ Stock Exchange under the symbol TUNE.

EDITORS NOTE: Microtune is a registered trademark of Microtune, Inc.

Certain statements contained in this document may be deemed forward-looking statements under federal securities laws, and TFS and Microtune intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to (i) the general description of the contract relationship in which TFS is expected to hire 450-500 of Microtune’s employees, purchase equipment and inventory, and manufacture, assemble, and test Microtune’s products; (ii) the expectation that TFS will provide 100 percent of Microtune’s manufacturing ; (iii) the expected benefits for both companies, including better products for Microtune, better focus and operational efforts for both companies, and expanded design and development capabilities for TFS (iv) the expected commencement of production during the second quarter 2003; and (v) the estimated generation of $20 to $25 million in revenues to TFS. TFS and Microtune each caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to (a) the ability of TFS to meet Microtune manufacturing, assembly, test, cost and delivery schedule criteria; (b) the ability of TFS to successfully hire Microtune employees; (c) the ability of TFS manufacturing processes to yield results which exceed those achieved by Microtune; (d) the successful movement and setup of equipment into TFS facilities and approval and qualification of such TFS facilities by the customers of Microtune, particularly its automotive customers; (e) changes in markets or demand for Microtune’s products, (f) changes in expectations on the part of Microtune’s customers; (g) the ability of TFS to integrate RF design capability and provide such capability to customers, and (e) other risks as identified from time to time in both TFS and Microtune’s SEC reports, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and Annual Reports on Form 10-K.

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